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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88339) pertaining to the Williams Communications Group, Inc. 1999 Stock Plan of our report dated February 17, 2000, except for the matters described in the second paragraph of Note 1 and in Note 3, as to which the date is June 15, 2000, with respect to the consolidated financial statements and schedules of Williams Communications Group, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 1999.

                                            Ernst & Young LLP

Tulsa, Oklahoma
June 15, 2000